================================================================================

                                  SCHEDULE 14A
                                   (RULE 14A)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant     {X}

Filed by a Party other than the Registrant  { }

Check the appropriate box:

{ }     Preliminary Proxy Statement         { }    CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
{X}     Definitive Proxy Statement                 BY RULE 14A-6(E)(2))
{ }     Definitive Additional Materials
{ }     Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                      PLANET HOLLYWOOD INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of filing fee (Check the appropriate box):
{X}      No fee required.
{ }      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:______________________________________________________

         (2)      Aggregate number of securities to which transaction applies:
                  ______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________

         (4)      Proposed maximum aggregate value of transaction:______________

         (5)      Total fee paid:_______________________________________________


{ }      Fee paid previously with preliminary materials.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:_______________________________________

         (2)      Form, Schedule or Registration Statement No.:_________________

         (3)      Filing Party:_________________________________________________

         (4)      Date Filed:___________________________________________________

================================================================================

                            [PLANET HOLLYWOOD LOGO]

                      Planet Hollywood International, Inc.


                         Annual Meeting of Stockholders
                                  May 25, 2001


                        --------------------------------


                           Notice and Proxy Statement

                            [PLANET HOLLYWOOD LOGO]



                                 April 27, 2001


Dear Planet Hollywood Stockholder:

         I am pleased to invite you to Planet Hollywood International, Inc's Annual Meeting of Stockholders. The meeting will be held on Friday, May 25, 2001 at 2:00 p.m. (local time) at the Sheraton New York Hotel and Towers, 811 Seventh Avenue at 52nd Street, New York City, New York 10019, Liberty III Conference Room. At the meeting, you and the other stockholders will elect three directors to the Planet Hollywood International, Inc. Board of Directors. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. Other detailed information about Planet Hollywood and its operations, including its audited financial statements, are included in our Annual Report on Form 10-K, a copy of which is enclosed.

         Whether or not you can attend the meeting on May 25th, please read the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy card, SIGN AND DATE IT, and RETURN IT to us in the enclosed postage-paid envelope. Your vote is important, so please return your proxy card promptly.

                                           Sincerely,


                                           ROBERT EARL
                                           Chairman of the Board




                             Corporate Headquarters
--------------------------------------------------------------------------------
          8669 Commodity Circle * Orlando, Florida 32819 * 407-363-7827

                      PLANET HOLLYWOOD INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2001

         Planet Hollywood International, Inc. will hold its Annual Meeting of Stockholders on Friday, May 25, 2001 at 2:00 p.m. (local time) at:

                       Sheraton New York Hotel and Towers
                        811 Seventh Avenue at 52nd Street
                          New York City, New York 10019
                              Phone: (212) 581-1000
                          Liberty III Conference Room

         We are holding this meeting to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

                  1. The election of three directors (Class I directors) to the Company's Board of Directors.

                  2. Such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has selected April 23, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders on that date will be available for inspection at the Company's corporate headquarters, for ten days before the meeting. The stock transfer books of the Company will not be closed.

             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
                PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED
               PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                             By Order of the Board of Directors,


                                             MARK S. HELM
                                             Secretary

Orlando, Florida
April 27, 2001

                             Corporate Headquarters
--------------------------------------------------------------------------------
          8669 Commodity Circle * Orlando, Florida 32819 * 407-363-7827

                      PLANET HOLLYWOOD INTERNATIONAL, INC.
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2001

         This Proxy Statement is furnished to stockholders of Planet Hollywood International, Inc. for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. (local time) on May 25, 2001, at the Sheraton New York Hotel and Towers, 811 Seventh Avenue at 52nd Street, New York City, New York 10019, Liberty III Conference Room, or at any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is April 30, 2001.

                                                  TABLE OF CONTENTS
General Information................................................................................................2

Election of Directors..............................................................................................5
       Nominees for Election for a Three-Year Term (Class I Directors).............................................6
       Class II Directors Continuing in Office Until the 2002 Annual Meeting.......................................7
       Class III Directors Continuing in Office Until the 2003 Annual Meeting......................................8
       Meetings of the Board of Directors and its Committees.......................................................8
       Audit Committee Report......................................................................................9
       Executive Officers Who Do Not Serve as Directors ..........................................................10

Stock Ownership...................................................................................................11
       Change in Control..........................................................................................11
       Beneficial Ownership of Certain Stockholders, Directors and Executive Officers.............................12
       Section 16(a) Beneficial Ownership Reporting Compliance....................................................15

Executive Compensation............................................................................................15
       Summary Compensation Table.................................................................................16
       Option / SAR Grants Table..................................................................................17
       Aggregated Option / SAR Exercises and 2000 Fiscal Year-End Option / SAR Value Table........................17
       Compensation of Directors..................................................................................18
       Employment Contracts and Termination of Employment and Change-in-Control Arrangements......................28
       Certain Relationships and Related Transactions.............................................................22
       Report on Repricing of Options / SARs......................................................................24
       Insider Participation in Compensation Decisions and
                  Board Compensation Committee Report on Executive Compensation...................................25
       Stock Performance Graph....................................................................................27

Auditors..........................................................................................................28
       Selection..................................................................................................28
       Audit Fees.................................................................................................28
       Financial Information Systems Design and Implementation Fees...............................................28
       All Other Fees.............................................................................................29

Other Business....................................................................................................29

                               GENERAL INFORMATION

1.       Q:    WHO IS SOLICITING MY PROXY?
         A:    We - the Board of Directors of Planet Hollywood - are sending you this Proxy Statement in connection with our solicitation of proxies for use at Planet Hollywood's 2001 Annual Meeting of Stockholders. Certain directors, officers and employees of Planet
               Hollywood also may solicit proxies on our behalf by mail, phone, fax or in person.

2.       Q:    WHO IS PAYING FOR THIS SOLICITATION?
         A:    Planet Hollywood will pay for the solicitation of proxies, including the cost of preparing, assembling and mailing this Proxy Statement, the proxy card, the Annual Report and all other material which may be sent to stockholders in connection with this solicitation.

3.       Q:    WHAT SPECIFIED MATTERS AM I VOTING ON?

         A: The election of Thomas Avallone, Robert Earl and Christopher Thomas to the Board of Directors (Class I Directors).

4.       Q:    WHO CAN VOTE FOR DIRECTORS?
         A:    Pursuant to the Company's governing documents, currently only those who owned Planet Hollywood Class B Common Stock at the close of business on April 23, 2001, the record date for the Annual Meeting, can vote for the election of directors. See, "STOCK OWNERSHIP - Change in Control." If you beneficially owned any Class B Common Stock on the record date, you have one vote per share for each director up for election at the Annual
               Meeting. Under the Securities and Exchange Commission's definition, "beneficial ownership" of shares means shares over which a person has sole or shared voting or investment power.

5.       Q:    CAN I VOTE ON OTHER MATTERS?
         A:    Planet Hollywood's By-laws limit the matters presented at an annual meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by stockholders so long as the stockholder has given the Company's Secretary prior written notice of the matter in accordance with the Company's By-laws. The Company has not received any such notice and we do not currently expect any other matter to come before the Annual Meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies discretionary authority to vote your shares on any matter properly brought before the Annual Meeting, including any stockholder proposals.

6.       Q:    HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
         A:    Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board of Directors.
               The Board recommends a vote FOR election of the nominated slate of directors (see page 5). With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion.

7.       Q:    HOW DO I VOTE?
         A:    You may vote your shares either in person or by proxy.  To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the postage prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual
               Meeting and want to vote in person - by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the voting by giving the Company's Secretary written notice of your revocation or by submitting a later- dated proxy.
               If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director.

8.       Q:    WHAT CONSTITUTES A QUORUM?
         A:    On the record date, Planet Hollywood had approximately 3,000,001 shares of Class A Common Stock and 7,000,023 shares of Class B
               Common Stock outstanding. In order for the Annual Meeting to be properly held, a majority of all outstanding shares entitled to vote (a quorum) must be present at the meeting or represented by proxy. When a specified item of business is required to be voted on by a class of stock, a majority of the shares of such class will constitute a quorum for the transaction of such item of business by that class.

9.       Q:    WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
         A:    Election of directors - The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked WITHHOLD
               AUTHORITY with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

               Other items - For each other item, the affirmative vote of a majority of the shares represented in person or proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ABSTAIN with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

10.      Q:    WHAT IF MY SHARES ARE HELD IN "STREET NAME?"
         A:    If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

11.      Q:    WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE?
         A:    Stockholders interested in presenting a proposal to be considered for inclusion in next year's proxy statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's
               By-laws. To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary, Planet
               Hollywood International, Inc., 8669 Commodity Circle, Orlando,
               Florida 32819 before December 31, 2001, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with all applicable laws and regulations.

               If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2002 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the By-laws (the "By-law Deadline"). Under the Company's By-laws, in order for a proposal to be timely, it must be received by the Company no later than 60 days, nor earlier than 90 days, prior to May 25, 2002 (the first anniversary of this year's Annual Meeting) (subject to certain exceptions if the date of the 2002 annual meeting is advanced). If a stockholder gives notice of such a proposal after the By- law Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

               Furthermore, Rule 14a-4 of the Exchange Act also establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2002 annual meeting is March 16, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2002 annual meeting. A properly submitted proposal received after the Discretionary Vote Deadline but before the By- law Deadline would be eligible to be presented at the annual meeting, however, the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

12.      Q:    HOW DO I GET COPIES OF THE EXHIBITS FILED WITH THE COMPANY'S
               FORM 10-K?
         A:    A copy of the Company's Annual Report for 2000, which contains the Company's Form 10-K and consolidated financial statements, has been delivered to you with this Proxy Statement. The Company will provide to any stockholder as of the Record Date, who so specifically requests in writing, copies the exhibits filed with the Company's Form 10-K. Requests for such copies should be directed to Mark S. Helm, Secretary, Planet Hollywood
               International, Inc., 8669 Commodity Circle, Orlando, Florida
               32819. In addition, copies of all exhibits filed electronically by the Company may be reviewed and printed from the SEC's website at: http://www.sec.gov.


                              ELECTION OF DIRECTORS

         Planet Hollywood's Board of Directors is divided into three classes, denoted as Class I, Class II and Class III, serving staggered three-year terms with one class elected each year at the annual meeting. The current Board consists of:

--------------------------------------- --------------------------------------  --------------------------------------
                CLASS I                                CLASS II                               CLASS III
        (TERM EXPIRING IN 2001)                (TERM EXPIRING IN 2002)                 (TERM EXPIRING IN 2003)
--------------------------------------- --------------------------------------  --------------------------------------
            Thomas Avallone                        Claudio Gonzalez                           Ed Rogers
              Robert Earl                          Steven Grapstein                     Douglas P. Teitelbaum
          Christopher Thomas                     Mustafa Al Hejailan
                                                     Philip Wong
--------------------------------------- --------------------------------------  --------------------------------------

         Seven of the Company's nine directors were appointed in accordance with the terms of its bankruptcy reorganization plan effective May 9, 2000. Messrs. Thomas and Wong were appointed to the Board in August 2000. In accordance with the Company's reorganization plan, and pursuant to the Company's Amended and Restated Certificate of Incorporation and By-laws, until the occurrence of certain events all directors shall be elected by holders of its Class B common stock. See "STOCK OWNERSHIP - Change in Control."

         At the 2001 annual meeting of stockholders, three directors (the Class I directors) are to be elected to serve a three-year term or until their successors have been duly elected and qualified. Pursuant to the Company's Amended and Restated Certificate of Incorporation, the By-laws and certain voting agreements, the current Board of Directors and/or certain substantial stockholders may nominate persons for election to the Board of Directors. See "STOCK OWNERSHIP - Change in Control." In accordance with such governing documents, the following individuals, each of whom is a current member of the Board of Directors, have been nominated to serve as Class I directors to serve a three-year term or until their successors have been duly elected and qualified:

                                 Thomas Avallone
                                   Robert Earl
                               Christopher Thomas

         The individuals named as proxies will vote the enclosed proxy for the election of all nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting, an event which is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board. We recommend a vote FOR all nominees.

         Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM (CLASS I DIRECTORS)

Thomas Avallone, 41                 Mr. Avallone has been involved in the
   Director                         entertainment theme restaurant industry for
                                    over 17 years. From 1994 to May 2000, he served as the Company's Chief Financial
                                    Officer, Executive Vice President and a
                                    director. Consequently, Mr. Avallone served as a director and executive officer throughout the Company's bankruptcy proceedings described elsewhere herein. From
                                    July 1987 until joining us in 1994, Mr.
                                    Avallone served as Chief Financial Officer of Hard Rock Cafe and Rank Leisure USA.
                                    Prior to serving in those positions, Mr.
                                    Avallone, a certified public accountant, was a Senior Manager at Laventhol and Horwath
                                    CPAs, a public accounting firm, specializing in that firm's leisure industry practice.
                                    Mr. Avallone is a member of the American
                                    Institute of Certified Public Accountants and the New York State Society of Certified
                                    Public Accountants. In addition to his
                                    duties as a director, Mr. Avallone currently serves as a consultant to the Company.

Robert Earl, 48                     Mr. Earl has over 25 years experience in the
  Chairman and                      restaurant industry.  In 1977, Mr. Earl
  Chief Executive Officer           founded President Entertainment, a company
                                    that developed theme restaurants. Under Mr.
                                    Earl's leadership, over the next ten years, President Entertainment grew to a $120 million enterprise. In 1987, Mr. Earl sold
                                    President Entertainment to Pleasurama p.l.c.
                                    ("Pleasurama") and joined the Pleasurama management team, where he assumed responsibility for the management of another theme restaurant, Hard Rock Cafe p.l.c.
                                    ("Hard Rock Cafe"). During his five years in charge of Hard Rock Cafe, Mr. Earl pioneered its expansion from seven to twenty-two units while substantially increasing its profitability. In 1993, Mr. Earl resigned from Hard Rock Cafe to concentrate full time on running the Company. He has been Chief
                                    Executive Officer of the Company since its inception and a director of the Company since its organization. Consequently, Mr.
                                    Earl served as a director and executive
                                    officer throughout the Company's bankruptcy proceedings described elsewhere herein. In
                                    November 1998, Mr. Earl was elected Chairman of the Board. Pursuant to Mr. Earl's employment agreement, he is to serve as Chief Executive Officer of the Company and each of its significant subsidiaries, and the Company has agreed to nominate Mr. Earl for election to the Board of Directors at each annual meeting of stockholders during his employment. In the event Mr. Earl is not elected or retained as Chief Executive
                                    Officer and a director, he has the right to terminate his employment agreement with us for cause. See "EXECUTIVE COMPENSATION - -
                                    Employment Contracts and Termination of
                                    Employment and Change-in-Control
                                    Arrangements."

Christopher Thomas, 52              Mr. Thomas, who has more than 15 years of
  President, Chief Financial        chain restaurant experience, joined the
  Officer and Director              Company as President and Chief Financial
                                    Officer in May 2000. Mr. Thomas was named to the Company's board of directors in August
                                    2000. Prior to joining the Company, Mr.
                                    Thomas was Executive Vice President of
                                    Sizzler International, Inc. and President and Chief Executive Officer of its domestic operations, Sizzler USA, Inc. In 1994,
                                    Sizzler International and certain of its subsidiaries filed for bankruptcy protection under Chapter 11 of the federal bankruptcy code. Sizzler's plans of reorganization were confirmed by the Bankruptcy Court and became effective in September 1997. Mr. Thomas served as Sizzler International's Executive
                                    Vice President and Chief Financial Officer from 1984 until he took over leadership of Sizzler USA in 1997 where he was instrumental in the company's turnaround.
                                    Before joining Sizzler, Mr. Thomas, who is a Certified Public Accountant, worked for seven years at the public accounting firm of Arthur Andersen & Co. Pursuant to Mr.
                                    Thomas' employment agreement with the
                                    Company, he shall be employed by the Company as its President and Chief Financial Officer for an initial term of three years. See
                                    "EXECUTIVE COMPENSATION - - Employment
                                    Contracts and Termination of Employment and Change-in-Control Arrangements."

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

Claudio Gonzalez, 65                Mr. Gonzalez has been a director of the
   Director                         Company since June 1996. Consequently, he
                                    served as a director throughout the
                                    Company's bankruptcy proceedings described elsewhere herein. Mr. Gonzalez is the Chairman of the Board, and a principal stockholder, of ECE, S.A. de C.V., a publicly-traded Mexican company in which the Company is a 20% stockholder. He has been the Chairman and Chief Executive Officer of
                                    Kimberly Clark de Mexico since 1973. Mr.
                                    Gonzalez is also currently a member of the Board of Directors of Kimberly Clark
                                    Corporation, Kellogg Company, General
                                    Electric Company, Banco Nacional de Mexico,
                                    Grupo Televisa, Grupo Carso, Grupo
                                    Industrial Alfa, America Movil, Grupo
                                    Modelo, Unilever, NV & Plc and of J.P.
                                    Morgan International Advisory Board.

Steven Grapstein, 42                In connection with the Company's
   Director                         reorganization, Mr. Grapstein became a
                                    director effective May 9, 2000. See "STOCK
                                    OWNERSHIP - Change in Control." Since
                                    September 1985, Mr. Grapstein has served as
                                    Chief Executive Officer of Kuo Investment
                                    Company where he is responsible for all
                                    aspects of its North American operations, including investment management, asset acquisition and disposition. Since December
                                    1997, he has also served as Chief Executive
                                    Officer of Presidio International DBA A/X
                                    Armani Exchange, a fashion retail company.
                                    Since 1985 Mr. Grapstein has served as a director of Tesoro Petroleum, a publicly held oil and gas corporation, where he presently serves as Vice Chairman and sits on the Audit, Executive and Governance committees.

Mustafa Al Hejailan, 49             In connection with the Company's
   Director                         reorganization, Mr. Al-Hejailan became a
                                    director effective May 9, 2000. See "STOCK
                                    OWNERSHIP - Change in Control." Since 1998,
                                    Mr. Al-Hejailan has served as Executive
                                    Director, International Investments of
                                    Kingdom Holding Company, an affiliate of Kingdom Planet Hollywood, Ltd., a substantial stockholder of the Company.

Philip Wong, 44                     Mr. Wong was elected to the Company's Board
   Director                         of Directors in August 2000. Mr. Wong has
                                    extensive experience in business investment.
                                    He is an executive director of Star East
                                    Holdings Limited and ITC Corporation
                                    Limited, companies whose shares are listed on The Stock Exchange of Hong Kong Limited
                                    ("Hong

                                    Kong Stock Exchange"), an executive director of STAREASTnet.com, a company whose shares are listed on the Growth Enterprise Market of the Hong Kong Stock Exchange, and a non-executive director of Tung Fong Hung. Magnetic Light Profits Limited, a substantial stockholder of the Company, is a wholly-owned subsidiary of Star East Holdings Limited. Mr. Wong is a qualified engineer and a member of the Institute of Engineers (U.K.) and the Hong Kong Institute of Engineers.


CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Ed Rogers, 41                       In connection with the Company's
   Director                         reorganization, Mr. Rogers became a director
                                    effective May 9, 2000. He was appointed as a nominee of the holders of at least a majority in principal amount of the Company's outstanding Secured Deferrable
                                    Interest Notes. See "STOCK OWNERSHIP -
                                    Change in Control." Mr. Rogers is a founding partner and vice chairman of the Washington
                                    D.C. Government Relations firm of Barbour
                                    Griffith & Rogers, Inc. Mr. Rogers also
                                    serves as vice chairman of International
                                    Equity Partners, L.P., a Washington D.C.
                                    based private equity asset management
                                    company and vice chairman of the Alternative
                                    Investment Corporation, an offshore issuer of securities that are sold primarily to institutional investors in the U.S. From
                                    January 1989 until August 1991, Mr. Rogers served as Deputy Assistant to the President of the United States and Executive Assistant to the White House Chief of Staff.

Douglas P. Teitelbaum, 34           In connection with the Company's
   Director                         reorganization, Mr. Teitelbaum became a
                                    director effective May 9, 2000. He was
                                    appointed as a nominee of the holders of at least a majority in principal amount of the Company's outstanding Secured Deferrable
                                    Interest Notes. See "STOCK OWNERSHIP -
                                    Change in Control." Since 1996, Mr.
                                    Teitelbaum has been a managing principal of Bay Harbour Management, L.C., an investment management firm and a substantial stockholder of the Company. From 1994 through 1996, Mr. Teitelbaum was a managing director in the High Yield and Distressed
                                    Securities Group at Bear, Stearns, Inc.
                                    Prior to that time, Mr. Teitelbaum was a partner at Dabney/Resnick, Inc., an investment banking firm. He also serves on the boards of directors of Barneys New York, Inc., EZServe/Swifty-Mart Convenience
                                    Stores, Inc. and EBC Holdings, Inc.


MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held ten meetings during fiscal 2000, six of which were held prior to May 9, 2000, the effective date of the Company's reorganization. The Board of Directors also has an Audit Committee, a Compensation Committee and a Stock Option Committee. During fiscal 2000, all incumbent directors, other than Messrs. Al-Hejailan and Wong, attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served. The general functions of such committees, the identity of each current committee member and the number of committee meetings held by each committee during fiscal 2000 are set forth below.

AUDIT COMMITTEE

         The current members of the Audit Committee are Messrs. Grapstein, Rogers and Wong. The general functions of the Audit Committee include making recommendations to the Board regarding the Company's independent auditors, reviewing the independence of such auditors, approving the scope of the annual activities of the independent auditors and reviewing audit results. The Audit Committee held four meetings in fiscal 2000.

COMPENSATION COMMITTEE

         The sole current member of the Compensation Committee is Mr. Earl. Mr. Earl is employed by the Company and serves as its Chairman and Chief Executive Officer. The general functions of the Compensation Committee include recommending compensation plans and arrangements with respect to certain of the Company's executive officers. The Compensation Committee held no meetings in fiscal 2000. See "EXECUTIVE COMPENSATION - - Board Compensation Committee Report on Executive Compensation."

STOCK OPTION COMMITTEE

         The sole current member of the Stock Option Committee is Mr. Earl, the Company's Chairman and Chief Executive Officer. The general functions of the Stock Option Committee include overseeing the two Stock Award and Incentive Plans for employees and other persons associated with the Company. The Stock Option Committee held one meeting in fiscal 2000.

AUDIT COMMITTEE REPORT

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including review of the financial reports and other financial information of the Company, the Company's systems of internal accounting, the Company's financial controls, and the annual independent audit of the Company's financial statements. The Company's Board of Directors has adopted a written charter under which the Audit Committee operates (a copy of which is attached hereto as Appendix A) and has determined that all members of the Committee are "independent" in accordance with the currently applicable rules of the American Stock Exchange and the National Association of Securities Dealers. The Company's management is responsible for its financial statements and reporting process, including its system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States.

         In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with the Company's management and independent auditors. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has considered whether the provision of non-audit services provided by the auditors is compatible with maintaining the auditors' independence.

         The members of the Audit Committee are not experts in the fields of accounting or auditing, including in respect of auditor independence, and rely without independent verification on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the Company's financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are in fact "independent."

         Based upon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                      AUDIT COMMITTEE:
                                                      STEVEN GRAPSTEIN, Director
                                                      ED ROGERS, Director
                                                      PHILIP WONG, Director

EXECUTIVE OFFICERS WHO DO NOT SERVE AS DIRECTORS

Trish Giordano, 34                  Ms. Giordano assumed the responsibilities of
  Vice President of                 Vice President of Strategic Partnerships in
  Strategic Partnerships            late 2000, after having served six years as
                                    the Vice President of Sales and Director of Sales for Planet Hollywood. Ms. Giordano has an extensive background in the tour and travel industry, and represents Planet
                                    Hollywood on the Board of Directors for the Travel Industry Association of America based in Washington, DC. In her current position, Ms. Giordano is responsible for prospecting and developing national alliances and partnerships with major key companies in the hospitality, entertainment and leisure industries. Prior to joining Planet
                                    Hollywood in 1994, Ms. Giordano served as
                                    Director of Travel Industry Sales for five years with Rank Leisure/Orlando Entertains.

Mark S. Helm, 30                    Mr. Helm joined the Company in 1995 as part
 Vice President, General            of our in-house legal team and Assistant
 Counsel and Secretary              Secretary.  In 1999, Mr. Helm was appointed
                                    Associate General Counsel and in early 2000,
                                    Mr. Helm was appointed Vice President,
                                    Secretary and General Counsel. Consequently,
                                    Mr. Helm served as an executive officer
                                    during the Company's bankruptcy proceedings described elsewhere herein.

Charles Robinson, 45                Mr. Robinson assumed the responsibilities of
  Senior Vice President of          Senior Vice President of Operations in
  Operations                        September 2000.  Prior to joining us, Mr.
                                    Robinson was Senior Vice President of Rain
                                    Forest Cafe and held various executive
                                    positions in his four-year tenure there.
                                    Prior to that, he served as President of a Ryan's Family Steakhouse prototype concept,
                                    "Caliente Grill", and held executive
                                    positions with Hyatt Hotel Corporation and Sheraton Hotels.

Tina Samson, 44                     Ms. Samson assumed the responsibilities of
 Senior Vice President of           Senior Vice President of Finance in early
  Finance                           2000, after having served as our Vice
                                    President of Finance during 1999. Prior to that, Ms. Samson served as Vice President of Finance for Marvel Mania, one of our former joint venture investments. Consequently, Ms.
                                    Samson served as an executive officer
                                    throughout the Company's bankruptcy
                                    proceedings described elsewhere herein. In her current position, Ms. Samson oversees all functional disciplines of finance and management information systems. In addition,
                                    Ms. Samson represents the Company on the Executive Committee of the Hospitality
                                    Financial and Technical Professional
                                    Association based in Austin, Texas. Prior to joining the Company and/or its affiliates in 1996, Ms. Samson was the Vice President,
                                    Controller, for the Hotel del Coronado, a luxury resort in San Diego, California.
                                    Prior to that time, Ms Samson spent eight years with Wells Fargo Alarm Services, Inc., where she was in charge of various management responsibilities including budgeting, planning, analysis, and reporting. Ms Samson has nearly 20 years of experience in financial management.

                                 STOCK OWNERSHIP

CHANGE IN CONTROL

         In mid 1999, the Company's management team concluded, in light of recent disappointing operating results experienced by the Company, and its liquidity and capital needs, that the reorganizational alternative best designed to recapitalize the Company's enterprise over the long-term and maximize the recovery of all stakeholders was through a prepackaged reorganization plan pursuant to Chapter 11 of the Bankruptcy Code. Toward that end, beginning in April 1999, the Company's management team commenced intensive negotiations with creditors in an effort to enable the Company to restructure its indebtedness through such a prepackaged filing. The prepackaged plan, the principal terms of which were announced in August 1999, was the result of such negotiation and effort. The Company subsequently commenced a solicitation of votes by holders of its old Senior Subordinated Notes due 2005. The prepackaged plan was approved by a majority of such holders, and the Company and several of its subsidiaries filed a voluntary Chapter 11 reorganization petition in Delaware on October 12, 1999. The plan of reorganization, as amended following the resolution of certain issues before the Bankruptcy Court (the "Plan"), was confirmed by the Bankruptcy Court pursuant to an order dated January 21, 2000 and became effective on May 9, 2000.

         The Company's Current Report on Form 8-K filed on May 18, 2000 includes a discussion of the effects and consequences of the Plan and a change in control of the Company. As part of the Plan, all previously existing securities of the Company were canceled in exchange for 200,000 warrants to purchase the Company's new Common Stock. Additionally, an investor group organized by Robert Earl, the Company's Chairman and Chief Executive Officer, invested a total of $30 million to acquire approximately 7 million of the 10 million shares of new Common Stock (consisting of approximately 3.0 million shares of Class A Common Stock and 7.0 million shares of Class B Common Stock). The investor group (the "New Money Investors"), which purchased all of the Class B Common Stock, includes: (i) Kingdom Planet Hollywood, Ltd., a company organized under the laws of the Cayman Islands; (ii) Leisure Ventures, Pte Ltd., a company organized under the laws of Singapore; (iii) the Holst Trust, a British Virgin Islands trust which has been established for the sole benefit of the children of Mr. Robert Earl; (iv) Magnetic Light Profits Limited, a company organized under the laws of the British Virgin Islands; and (v) Claudio Gonzalez, a director of the Company. The New Money Investors agreed that the Company would withhold up to 10% of the then outstanding Common Stock (an aggregate 999,999 shares) in order to deliver such shares to certain celebrities and other third parties in consideration for their involvement with the Company, and that the New Money Investors would not be entitled to the return of any such shares. In accordance with the terms of the Plan, the New Money Investors exercise control over the Company through their ownership of approximately 60% of the Common Stock.

         In accordance with the terms of the Plan, and pursuant to the Company's Amended and Restated Certificate of Incorporation and By-laws, all of the Company's directors will be elected by holders of Class B Common Stock, provided that (a) after the payment in full of all of the Company's obligations under its 10% Secured Deferrable Interest Notes, the holders of Class A Common Stock will be entitled to elect two directors and (b) at such time when there shall be no shares of Class B Common Stock issued and outstanding, the holders of Class A Common Stock will be entitled to elect all of the Company's directors. The New Money Investors, as holders of the Class B Common Stock, entered into voting agreements whereby they agreed to vote their shares initially in favor of the seven directors named in accordance with the Company's reorganization plan. Until the Company's obligations under its Deferrable Interest Notes due 2005 have been paid in full, the New Money Investors have agreed to vote their shares in favor of two directors nominated by holders of at least a majority in principal amount of the outstanding Deferrable Interest Notes. The voting agreements also provide that (a) a party holding more than 750,000 shares of Common Stock shall be entitled to nominate a single candidate for election to the Company's Board of Directors and that all parties agree to vote in favor of any such properly nominated candidate, and (b) except as otherwise provided, the parties agree to vote on certain items, including the proposal to elect directors or to fill vacancies on the Board, amending the Company's Amended and Restated Certificate of Incorporation or By-laws and removing officers or issuing securities, in accordance with the direction of Robert Earl, the Company's Chairman of the Board and Chief Executive Officer, provided that Mr. Earl is serving on the Board or as an executive officer.

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding the beneficial ownership of our currently authorized common stock as of March 31, 2001 (based on approximately 3,000,001 shares of Class A common stock and 7,000,023 shares of Class B common stock outstanding) by:

         1.       Each director at such date;
         2. Each of the Named Executive Officers for fiscal 2000 (as defined below in "EXECUTIVE COMPENSATION");
         3. Current directors and executive officers of the Company as a group at such date; and
         4. Each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock on such date.


                          NAME OF                                AMOUNT AND NATURE OF BENEFICIAL     PERCENT OF COMMON
                      BENEFICIAL OWNER                            OWNERSHIP OF COMMON STOCK (A)          STOCK (A)
                      ----------------                            -----------------------------          ---------
Directors and Named Executive Officers

Thomas Avallone (b)                                                                           0                  **

Patricia Caruso (c)                                                                           0                  **

Robert Earl (b)                                                                               0                  **

Trish Giordano (b)                                                                            0                  **

Claudio Gonzalez (d)                                                 Class B            233,334                 2.3

Steven Grapstein (e)                                                                          0                  **

Mustafa Al Hejailan (f)                                                                       0                  **

Ed Rogers (g)                                                                                 0                  **

Tina Samson (b)                                                                               0                  **

James T. Stanley (h)                                                                          0                  **

Douglas P. Teitelbaum (i)                                                                     0                  **

Christopher Thomas (b)                                                                        0                  **

Philip Wong  (j)                                                                              0                  **

Directors and executive officers as a group (13 persons)                 Class B        233,334                 2.3

Other stockholders owning more than 5% of Common Stock

Bay Harbour Management L.C. (k)                                          Class A      1,509,016                14.8

Holst Trust (l)                                                          Class B      2,333,341                23.3

Leisure Ventures Pte, Ltd. (m)                                           Class B      1,166,671                11.7

Kingdom Planet Hollywood, Ltd. (n)                                       Class B      2,333,341                23.3

Magnetic Light Profits Limited (o)                                       Class A        998,300
                                                                         Class B        933,336                19.3
------------------------------------------------------------- ---------------------------------- -------------------

** Represents holdings of less than one percent (1%).

-----------------------------

(a) Figures account for both Class A and Class B common stock outstanding as of the date referenced above. Figures also include and account for any options or warrants to acquire shares of Class A or Class B common stock which are exercisable by the listed stockholders on or before June 30, 2001. Any such options or warrants are noted in the stockholders' respective footnotes.
(b) The address for each of these beneficial owners is c/o Planet Hollywood International, Inc., 8669 Commodity Circle, Orlando, Florida 32819.
(c) Ms. Caruso is no longer employed by the Company, however, based on her position as an executive officer in fiscal 2000, Ms. Caruso is classified as a Named Executive Officer in this proxy statement. The address for Ms. Caruso is c/o Ashwells Entertainment, LLC, 367 West 35th Street, New York, New York 10122.
(d) In accordance with the terms of our reorganization plan, of the 233,334 shares listed above, 33,333 shares have been withheld by us in order to deliver such shares to certain celebrities and other parties in consideration for their involvement with us. The address for Mr. Gonzalez is c/o Kimberly Clark de Mexico, Jose Luis Lagrange, No. 103, 3rd Floor, Colonia, Los Morales, 11510 Mexico, D.F.
(e) The address for Mr. Grapstein is c/o Kuo Investment Company, 55 5th Avenue, 16th Floor, New York, New York, 10003.
(f) The address for Mr. Al-Hejailan is c/o Kingdom Holding Company, P.O. Box 8653, Riyadh 11492, Kingdom of Saudi Arabia.
(g) The address for Mr. Rogers is c/o Barbour Griffith & Rogers, 1275 Pennsylvania Avenue NW, 10th Floor, Washington, DC 20004.
(h) Mr. Stanley is no longer employed by the Company, however, based on his position as an executive officer in fiscal 2000, Mr. Stanley is classified as a Named Executive Officer in this prospectus. The address for Mr. Stanley is c/o 7680 Universal Boulevard, Suite 680, Orlando, Florida 32819.
(i) The address for Mr. Teitelbaum is c/o Bay Harbour Management L.C., 885 Third Avenue, 34th Floor, New York, New York 10022.
(j) The address for Mr. Wong is c/o Star East Holdings Limited, 29th Floor, Paul Y. Centre, 51 Hung To Roads, Kwun Tong, Hong Kong, Kowloon.
(k) The address for Bay Harbour Management, L.C. is 885 Third Avenue, 34th Floor, New York, New York 10022. Of the 1,509,016 shares listed above, 200,000 shares represent shares underlying warrants to purchase such shares which are exerciseable on or before June 30, 2001. Information regarding all such stock ownership is based on Bay Harbour Schedule 13D filed with the Securities and Exchange Commission on June 20, 2000.
(l) All shares listed above are held of record by Lauren Investments Holdings Limited, as trustee of the Holst Trust U/A/D 9/10/99, the beneficiaries of which are the children of Robert Earl. Mr. Earl disclaims beneficial ownership of the shares held by Lauren Investments Holdings Limited. In accordance with the terms of our reorganization plan, of the 2,333,341 shares listed above, 333,333 shares have been withheld by us in order to deliver such shares to certain celebrities and other parties in consideration for their involvement with us. The address for Lauren Investments Holdings Limited is International Trust Building, Wickhams Cay, Road Town Tortola, British Virgin Islands.
(m) Leisure Ventures Pte Ltd. ("LV") is a private Singapore company that is controlled by Mr. Ong Beng Seng (a former director) indirectly and HPL, a public Singapore company of which Mr. Ong is the largest stockholder. Mr. Ong disclaims beneficial ownership of the shares owned of record by LV. In accordance with the terms of our reorganization plan, of the 1,166,671 shares listed above, 166,667 shares have been withheld by us in order to deliver such shares to certain celebrities and other parties in consideration for their involvement with us. The address for LV is 50 Cuscaden Road, #08-01 HPL House, Singapore 249724.
(n) The address for Kingdom Planet Hollywood, Ltd., a company organized under the laws of the Cayman Islands ("KPH"), is c/o Kingdom Holding Company, P.O. Box 8653, Riyadh 11492, Kingdom of Saudi Arabia. KPH is indirectly controlled by His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud, a citizen of the Kingdom of Saudi Arabia. In accordance with the terms of our reorganization plan, of the 2,333,341 shares listed above, 333,333 shares have been withheld by us in order to deliver such shares to certain celebrities and other parties in consideration for their involvement with us.
(o) The address for Magnetic Light Profits Limited, a company organized under the laws of the British Virgin Islands ("Magnetic") is PO Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands. In accordance with the terms of our reorganization plan, of the 933,336 Class B shares listed above, 133,333 shares have been withheld by us in order to deliver such shares to certain celebrities and other parties in consideration for their involvement with us. Magnetic is a wholly-owned subsidiary of Star East Holdings Limited. Mr. Philip Wong, a director of the Company, is an executive director of Star East Holdings Limited. Information regarding all such stock ownership based on Magnetic's Schedule 13D filed with the Securities and Exchange Commission on December 15, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of the Company's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The SEC has designated specific due dates for such reports and the Company must identify in this Proxy Statement those persons who did not file such reports when due. In May, 2000, a Form 3 reflecting Mr. Christopher Thomas' appointment as President and Chief Financial Officer was inadvertently filed approximately seven days late. In addition, a Form 3 was filed in July 2000 on behalf of Magnetic Light Profits Limited ("Magnetic"). Magnetic is a wholly-owned subsidiary of Star East Holdings Limited. Mr. Philip Wong is an executive director of Star East Holdings Limited and was appointed to the Company's Board of Directors in August 2000. Magnetic has filed two amendments to Schedule 13D with the SEC subsequent to August 2000. To the Company's knowledge, however, Mr. Wong has not filed a Form 3 reflecting his individual ownership, if any, or the ownership of Magnetic. To the best of the Company's knowledge, all other required filings in fiscal 2000 were properly made in a timely fashion. In making the above statements, the Company has relied solely on its review of copies of the reports filed with the SEC and written representations of its directors and executive officers.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain compensation awarded to, earned by or paid to the Chief Executive Officer, each of the other four most highly compensated executive officers of the Company serving as executive officers at the end of the 2000 fiscal year and two additional individuals whom would have been included as one of such four individuals but for the fact that they were not serving as an executive officer of the Company at the end of fiscal 2000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during fiscal years 1998, 1999 and 2000.

SUMMARY COMPENSATION TABLE

                                                                                 ---------------------------
                                                                                   LONG-TERM COMPENSATION
                                          ---------------------------------------- -------------------------
                                                    ANNUAL COMPENSATION                     AWARDS
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
                                              ANNUAL      ANNUAL     OTHER ANNUAL    RESTRICTED    OPTIONS/       ALL OTHER
NAME AND POSITION                  FISCAL     SALARY      BONUS      COMPENSATION      STOCK       SARS (A)     COMPENSATION
                                    YEAR       ($)         ($)            ($)           ($)          (#)             ($)
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------
Robert I. Earl,                     1998       600,000           -            6,309           -             -                -
Chief Executive Officer and         1999       600,000           -            6,909           -             -                -
Chairman of the Board               2000       600,000           -           11,025           -     2,000,000                -
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------
Christopher Thomas,                 1998           n/a         n/a              n/a         n/a           n/a              n/a
President and Chief Financial       1999           n/a         n/a              n/a         n/a           n/a              n/a
Officer (b)                         2000       215,385           -            7,258           -       300,000        2,537 (c)
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------
Patricia Caruso,                    1998       132,686           -                            -             -                -
Vice President, Public              1999       150,000           -            7,200           -             -                -
Relations (d)                       2000       150,000           -            7,200           -             -                -
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------
Trish Giordano,                     1998       100,000           -                -           -             -                -
Vice President, Sales               1999       140,866           -            5,665           -             -                -
                                    2000       150,000           -            3,096           -        20,000                -
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------
Tina Samson,                        1998           n/a         n/a              n/a         n/a           n/a              n/a
Senior Vice President,              1999       116,192       5,000                -           -             -                -
Finance (e)                         2000       135,228           -                -           -        20,000                -
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------
Thomas Avallone,                    1998       375,000      75,000            8,228           -       100,000                -
Executive Vice President and        1999       375,000           -            7,168           -             -                -
Chief Financial Officer (f)         2000       276,923           -            9,090           -             -       224,039(g)
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------
James T. Stanley,                   1998       223,462           -            6,433           -       100,000                -
Senior Vice President  of           1999       237,019           -            4,698           -             -                -
Operations (h)                      2000       213,462           -            4,669           -             -        89,423(i)
--------------------------------- --------- ----------- ----------- ---------------- ----------- ------------- ----------------

(a) NOTE: All stock options referenced above for fiscal 2000 relate to issuances after May 9, 2000, the effective date of the Company's reorganization. As of the effective date all prior outstanding stock options were canceled in accordance with the Company's reorganization plan.
(b) Mr. Thomas was not employed by the Company prior to May 2000. Accordingly, the compensation figures indicated for 2000 do not represent a full year's compensation.
(c) All Other Compensation for Mr. Thomas consisted of relocation expenses paid by the Company.
(d) Ms. Caruso is no longer employed by the Company, but did serve as and executive officer at fiscal year end 2000.
(e) Ms. Samson was not employed by the Company prior to May 1999. Accordingly, the compensation figures indicated for 1999 do not represent a full year's compensation.
(f) Mr. Avallone is no longer employed by the Company as an executive officer and did not serve as an executive officer at fiscal year end 2000. Mr. Avallone remains a director of the Company and also provides consulting services to the Company.
(g) All Other Compensation for Mr. Avallone represents the aggregate value of Mr. Avallone's severance arrangement with the Company, including unused vacation of $49,039.
(h) Mr. Stanley is no longer employed by the Company and did not serve as an executive officer at fiscal year end 2000.
(i) All Other Compensation for Mr. Stanley represents the aggregate value of Mr. Stanley's severance arrangement with the Company, including unused vacation of $14,423.


OPTION/SAR GRANTS TABLE

         The following table sets forth all grants in fiscal 2000 of stock options and SARs to the Named Executive Officers.

                      OPTION/SAR GRANTS IN 2000 FISCAL YEAR
-------------------------------------------------------------------------------------- ---------------------------
                                  INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED ANNUAL
                                                                                          RATES OF STOCK PRICE
                                                                                        APPRECIATION FOR OPTION
                                                                                                 TERM (1)
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------
                             NUMBER OF       PERCENT OF
                            SECURITIES         TOTAL
                            UNDERLYING      OPTIONS/SARS
                             OPTIONS/        GRANTED TO      EXERCISE
                           SARS GRANTED     EMPLOYEES IN      OR BASE     EXPIRATION       5%            10%
NAME                            (#)         FISCAL YEAR        PRICE         DATE          ($)           ($)
                                                (%)          ($/SHARE)
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------
Robert I. Earl                 2,000,000              14.8        40.00     Jan. 2005            0              0
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------
Christopher Thomas               300,000              11.2         2.38      May 2003      112,200        235,800
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------
Patricia Caruso                        0               n/a          n/a           n/a          n/a            n/a
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------
Trish Giordano                    20,000               0.7         2.38     July 2005       13,120         29,000
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------
Tina Samson                       20,000               0.7         2.38     July 2005       13,120         29,000
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------
Thomas Avallone                   20,000               0.7         2.38     July 2005       13,120         20,000
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------
James T. Stanley                       0               n/a          n/a           n/a          n/a            n/a
-------------------------- -------------- ----------------- ------------ ------------- ------------ --------------

(1)      Assumes market price of $2.38 at date of grant.

AGGREGATED OPTION/SAR EXERCISES AND 2000 FISCAL YEAR-END OPTION/SAR VALUE TABLE

         The following table sets forth information concerning each exercise of stock options and SARs during fiscal 2000 by each of the Named Executive Officers, and the aggregated 2000 fiscal year-end value of unexercised options and SARs held by such individuals.

                     AGGREGATED OPTION/SAR EXERCISES AND 2000 FISCAL YEAR-END OPTION/SAR VALUE
-------------------------- --------------- ----------------- --------------------------- -----------------------------
NAME                           SHARES           VALUE           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                            ACQUIRED ON      REALIZED ($)      UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARS
                            EXERCISE (#)                        OPTIONS/SARS AT 2000     AT 2000 FISCAL YEAR-END ($)
                                                                FISCAL YEAR-END (#)
                                                             ------------ -------------- ------------ ----------------
                                                             EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------- --------------- ----------------- ------------ -------------- ------------ ----------------
Robert I. Earl                          0                 0            0      2,000,000            0               0
-------------------------- --------------- ----------------- ------------ -------------- ------------ ----------------
Christopher Thomas                      0                 0            0        300,000            0               0
-------------------------- --------------- ----------------- ------------ -------------- ------------ ----------------
Patricia Caruso                         0                 0            0              0            0               0
-------------------------- --------------- ----------------- ------------ -------------- ------------ ----------------
Trish Giordano                          0                 0            0         20,000            0               0
-------------------------- --------------- ----------------- ------------ -------------- ------------ ----------------
Tina Samson                             0                 0            0         20,000            0               0
-------------------------- --------------- ----------------- ------------ -------------- ------------ ----------------
Thomas Avallone                         0                 0            0         20,000            0               0
-------------------------- --------------- ----------------- ------------ -------------- ------------ ----------------
James T. Stanley                        0                 0            0              0            0               0
-------------------------- --------------- ----------------- ------------ -------------- ------------ ----------------

COMPENSATION OF DIRECTORS

         Directors who are not compensated as officers of the Company are entitled to $20,000 in annual fees, with an additional $1,000 payment for each Board meeting attended and a $500 payment for each Committee meeting. While there were ten Board meetings held in fiscal 2000, in light of the Company's reorganization, most directors waived their fees none were paid to directors in connection with their service on the Board. Directors who are compensated as Company employees receive no additional compensation for service as a director. The Company will also reimburse each director for out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. All directors are eligible to receive stock options. In fiscal 2000, the following directors (other than the Named Executive Officers) received stock options subsequent to May 9, 2000, the effective date of the Company's reorganization:

-------------------------------------------------- ------------------------ ------------------- ---------------------
                                                    NUMBER OF SECURITIES
                                                     UNDERLYING OPTIONS       EXERCISE PRICE
NAME                                                     GRANTED (#)            ($/SHARE)         EXPIRATION DATE
-------------------------------------------------- ------------------------ ------------------- ---------------------
Mark McCormack (1)                                          5,000                  2.38              July 2005
-------------------------------------------------- ------------------------ ------------------- ---------------------
Michael Tarnopol (1)                                        5,000                  2.38              July 2005
-------------------------------------------------- ------------------------ ------------------- ---------------------

-------------------------------------------------- ------------------------ ------------------- ---------------------
Claudio Gonzalez                                           15,000                  2.38              July 2005
-------------------------------------------------- ------------------------ ------------------- ---------------------
Steven Grapstein                                           15,000                  2.38              July 2005
-------------------------------------------------- ------------------------ ------------------- ---------------------
Mustafa Al Hejailan                                   15,000 / 100,000         2.38 / 2.94           July 2005
-------------------------------------------------- ------------------------ ------------------- ---------------------
Philip Wong                                                15,000                  2.38              July 2005
-------------------------------------------------- ------------------------ ------------------- ---------------------
Ed Rogers                                                  15,000                  2.38              July 2005
-------------------------------------------------- ------------------------ ------------------- ---------------------
Douglas Teitelbaum                                         15,000                  2.38              July 2005
-------------------------------------------------- ------------------------ ------------------- ---------------------

(1) These individuals served as directors prior to May 9, 2000, the effective date of the Company's reorganization and no longer serve as directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company is a party to an employment agreement with Mr. Robert Earl providing for his employment as the Company's Chief Executive Officer and its significant subsidiaries and affiliates, expiring December 31, 2004. The agreement provides for a base salary of $200,000 per year with review of Mr. Earl's compensation not less than annually by the Board, an annual cash incentive bonus in the discretion of the Board of Directors, participation in our stock-based incentive compensation plan for executives and employees and all benefits generally made available to our executive officers. Mr. Earl has also been granted stock options to purchase 2,000,000 shares of our current Class A common stock at an exercise price of $4.29 per share, provided that such options shall not vest (and therefore are not exerciseable by Mr. Earl) until the average fair market value of our Class A common stock equals or exceeds $40.00 per share for three consecutive business days. Such options are exerciseable for a period of five years and we have agreed to register with the Securities and Exchange Commission the resale of the shares underlying said options upon Mr. Earl's exercise of all of said options. The employment agreement further provides that Mr. Earl is permitted to undertake or conduct other business, civic or charitable activities during the term of his employment as long as such activities do not materially interfere with his obligations to the Company. Mr. Earl may not, however, invest or otherwise participate in other Hollywood themed restaurant ventures. The Company has the right to terminate the agreement without any further obligation in the event: (i) Mr. Earl dies or becomes incapacitated for six consecutive months, (ii) he willfully breaches the agreement, or (iii) he is convicted, of or pleads guilty to, a felony crime involving moral turpitude or certain other crimes involving the Company's property. Mr. Earl is entitled to terminate the agreement in the event he is not elected or retained as Chief Executive Officer and a director or the Company (or any successor company) materially reduces his responsibilities. In the case of such termination by Mr. Earl, or if the agreement is terminated by the Company without cause or upon Mr. Earl's death or disability, he will be entitled to receive an amount equal to his then current base salary for the remainder of the term of the agreement (or at least twelve months), all incentive bonuses earned or granted and all stock options awarded to Mr. Earl shall immediately vest. The agreement also includes certain non-disclosure and non-interference provisions which continue for a period of one year following the termination of Mr. Earl's employment.

         The Company is also party to a Consulting Agreement with OCS Consultants, Inc., a Florida corporation of which Mr. Earl is the sole shareholder and director, whereby OCS has agreed to provide services to the Company for a period of five years, expiring December 31, 2004. The agreement provides for consulting fees of $400,000 per year. The agreement also provides for termination and other provisions which are generally consistent with Mr. Earl's employment agreement described above.

         The Company is a party to an employment agreement with Mr. Christopher Thomas providing for his employment as the Company's President and Chief Financial Officer through May 2003, with such term automatically renewing for additional one-year periods unless either party provides notice to the other of its unwillingness to renew. The agreement provides for a base salary of $350,000 per year with review of Mr. Thomas' compensation not less than annually by the Board, an annual cash incentive bonus in the discretion of the Board of Directors and a separate incentive cash and/or stock option bonus arrangement providing Mr. Thomas the opportunity to earn additional bonuses up to 50% of his base salary if certain performance targets are met. He is also entitled to participation in the Company's stock-based incentive compensation plan for executives and employees and all benefits generally made available to the Company's executive officers. Mr. Thomas has been granted stock options to purchase 300,000 shares of our current Class A common stock at an exercise price of $2.38 per share, provided that such options shall vest in equal amounts over a three year period beginning May 2001. The agreement may be terminated by the Company for cause in the event (i) Mr. Thomas is convicted of, or pleads guilty to, a crime involving moral turpitude or certain other crimes involving the Company's property, (ii) he willfully commits a material breach of the agreement or (iii) the Board of Directors determines that Mr. Thomas has materially failed to perform in accordance with his duties and responsibilities or engaged in some type of material wrongful conduct. If the Company terminates the agreement for any reason other than cause, Mr. Thomas will be entitled to receive his base salary for the following eighteen month period and shall become fully vested in all his stock options. Mr. Thomas is entitled to terminate the agreement in the event of a material breach thereof by the Company (as defined in the agreement) after giving the Company notice and an opportunity to cure the breach. In the case of any such termination, he will be entitled to receive his base salary for the following eighteen month period and he shall become fully vested in all his stock options. The agreement also contains customary non-disclosure and non-competition provisions.

         The Company was previously party to an employment agreement with Ms. Patricia Caruso dated January 1, 1999, providing for her employment as Senior Vice President of Public Relations. The agreement provided for a base salary of $150,000 per year with an annual cash incentive bonus contingent upon the Company's financial performance and her satisfying certain performance goals. She was also entitled to participate in the Company's stock-based incentive compensation plan for executives and employees and all benefits generally made available to the Company's executive officers. Ms. Caruso's employment agreement was terminated in January 2001. In exchange for the termination of Ms. Caruso's agreement, the Company agreed to pay Ms. Caruso accrued wages and benefits through her termination date. Subsequent to her resignation, the Company entered into a consulting arrangement for the non-exclusive provision of certain public relation services by Ms. Caruso to continue through July 2001.

         The Company is a party to an employment agreement with Ms. Trish Giordano providing for her employment as the Company's Vice President of Sales through April 2002, with such term automatically renewing for additional one-year periods unless either party provides notice to the other of its unwillingness to renew. The agreement provides for a base salary of $150,000 per year with an annual cash incentive bonus of up to 20% of her base salary, contingent upon the Company's financial performance and her satisfying certain performance goals. She is also entitled to participation in the Company's stock-based incentive compensation plan for executives and employees and all benefits generally made available to the Company's executive officers. Ms. Giordano has been granted stock options to purchase 20,000 shares of our current Class A common stock at an exercise price of $2.38 per share, provided that such options shall vest in equal amounts over a three year period beginning July 2001. The agreement may be terminated by the Company for cause in certain instances, including (i) Ms. Giordano being convicted of a crime involving moral turpitude, (ii) her conduct intentionally injures the Company's, its stockholders', or its employees' business or reputation or (iii) her failure to perform in accordance with her duties and responsibilities in some material respect. If the Company terminates the agreement for any reason other than cause she will be entitled to receive her base salary for the following twelve month period. The agreement also contains customary non-disclosure and non-competition provisions.

         The Company is a party to an employment agreement with Ms. Tina Samson providing for her employment as the Company's Senior Vice President of Finance through May 2002, with such term automatically renewing for additional one-year periods unless either party provides notice to the other of its unwillingness to renew. The agreement provided for an initial base salary of $120,000 per year with review of Ms. Samson's compensation not less than annually, and an annual cash incentive bonus of up to 20% of her base salary, contingent upon the Company's financial performance and her satisfying certain performance goals. She is also entitled to participation in the Company's stock-based incentive compensation plan for executives and employees and all benefits generally made available to the Company's executive officers. Ms. Samson has been granted stock options to purchase 20,000 shares of our current Class A common stock at an exercise price of $2.38 per share, provided that such options shall vest in equal amounts over a three year period beginning July 2001. The agreement may be terminated by the Company for cause in certain instances, including (i) Ms. Samson being convicted of a crime involving moral turpitude, (ii) her conduct intentionally injures the Company's, its stockholders', or its employees' business or reputation or (iii) the Company makes a good faith determination that she has failed to perform in accordance with her duties and responsibilities in some material respect. If the Company terminates the agreement for any reason other than cause, or if the Company fails to renew Ms. Samson's employment agreement, she will be entitled to receive her base salary for the following nine month period. The agreement also contains customary non-disclosure and non-competition provisions.

         The Company was previously party to an employment agreement with Mr. Thomas Avallone dated January 1, 1998 providing for his employment as Executive Vice President and Chief Financial Officer originally through January 1, 2001. That agreement was amended by the

Bankruptcy Court in connection with our reorganization to provide that Mr. Avallone's employment terminated shortly after completion of the Company's reorganization. Mr. Avallone resigned as an officer in September 2000. In exchange for Mr. Avallone's agreement to the early termination and cancellation of his employment agreement, the Company agreed to pay Mr. Avallone the sum of $175,000, plus accrued wages and benefits through his termination date. Subsequent to his resignation Mr. Avallone remained entitled to receive certain medical and dental insurance benefits for a period of twelve months and was entitled to receive stock options in an amount no less than, and at an exercise price no greater than, stock options provided to our directors upon emergence of our reorganization. Since Mr. Avallone's resignation, the Company has entered into a consulting arrangement for the non-exclusive provision of services by Mr. Avallone for certain financial and consulting services. In recognition as his service as a director and consultant to the Company, Mr. Avallone was granted stock options to purchase 20,000 shares of our current Class A common stock at and exercise price of $2.38 per share, such options vesting in equal amounts over a three year period beginning July 2001.

         The Company was previously party to an employment agreement with Mr. James Stanley dated January 1, 1998 providing for his employment as Senior Vice President of Operations originally through January 1, 2001. This agreement was amended by the Bankruptcy Court in connection with the Company's reorganization to provide that Mr. Stanley's employment was on a month to month basis until such time as the Company provided Mr. Stanley with thirty days prior written notice of its intention to terminate the agreement. The agreement was terminated in fiscal 2000, and in exchange for Mr. Stanley's agreement to the amendment of his employment agreement, the Company agreed to pay Mr. Stanley the sum of $75,000, plus accrued wages and benefits through his termination date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is party to a license agreement with Planet Hollywood
(Asia) Pte. Ltd. ("PH Asia") (a Singapore corporation which was previously owned 50% by each of the Company and Leisure Ventures Pte. Ltd.). Leisure Ventures beneficially owns more than 5% of the Company's common stock. Mr. Steven Grapstein, one of our directors, is the Chief Executive Officer of Kuo Investment Company, an affiliate of Leisure Ventures. Pursuant to the license agreement, PH Asia has the rights to license and develop PLANET HOLLYWOOD units throughout most of Asia and certain other countries throughout the world and to receive franchise fees and continuing royalties in respect to the operation of any such units. During fiscal 2000, PH Asia did not open any units. From time to time Leisure Ventures Pte. Ltd. or its affiliates purchase merchandise from the Company. No such purchases were made in fiscal 2000.

         In February 2000, PH Asia entered into a binding letter agreement pursuant to which Star Performance Development Limited, an affiliate of Magnetic Light Profits Limited (a substantial stockholder of the Company), agreed to purchase one third of PH Asia's outstanding capital stock for approximately $4.0 million. The transaction closed in May, 2000, reducing the Company's equity interest in PH Asia to 33%. In late September 2000, the Company entered into an agreement with Leisure Ventures and Star East Holdings Limited, the parent corporation to both Star Performance Development Limited and Magnetic Light Profits Limited, whereby both Leisure Ventures and the Company agreed to sell their remaining equity interest in PH Asia to Star East in exchange for the issuance of approximately 12% of Star East's issued ordinary share capital, which is freely tradeable on the Stock Exchange of Hong Kong Limited. The Company received approximately 49,570,552 Star East shares when the transaction closed in late October 2000. Magnetic Light Profits Limited, a substantial stockholder of the Company, is a wholly-owned subsidiary of Star East Holdings Limited. Mr. Philip Wong, a director of the Company is an executive director of Star East Holdings Limited.

         In March 2000, the Company formed another Singapore corporation, PlanetHollywoodAsia.com Pte Ltd. ("PHAsia.com"). PHAsia.com is owned 50% by the Company, 20% by Robert H. Lessin Venture Capital LLC ("RHL"), 20% by Good Learning Limited ("GLL") and 10% by Leisure Ventures Pte Ltd. RHL also owns 20% of another corporation controlled by the Company, PlanetHollywood.com, Inc. GLL is an affiliate of Magnetic Lights Profits Limited (a substantial stockholder of the Company). PHAsia.com received a royalty-free license from PlanetHollywood.com, pursuant to which PHAsia.com intends to develop foreign language websites similar to the website being developed by PlanetHollywood.com. GLL has agreed to contribute to PHAsia.com such resources as may be necessary for the initial development and promotion of such websites.

         In February 2001, the Company also completed a transaction with Star East Holdings and Kingdom Planet Hollywood (and their subsidiaries) whereby the Company sold its 50% interest in Planet Hollywood (Japan), K.K., the company holding the rights to develop and operate a PLANET HOLLYWOOD restaurant in Tokyo Disneyland, Tokyo, Japan. The Company received $2.0 million for its interest, and as a result of the transaction, Star East and Kingdom each beneficially own 80% and 20%, respectively, of Planet Hollywood (Japan), K.K. The Company remains party to a franchise agreement relating to the Tokyo Disneyland restaurant whereby it is entitled to continuing royalties based on a percentage of the total revenues from the unit.

         The Company is party to a master franchise agreement with ECE, S.A. de C.V., a publicly-traded Mexican company ("ECE") in which the Company is a 20% stockholder. Mr. Claudio Gonzalez, a director of the Company, is one of ECE's principal stockholders and the Chairman of its Board of Directors. ECE has rights to open, PLANET HOLLYWOOD and OFFICIAL ALL STAR CAFE units in certain international markets, including Mexico and South America. ECE is obligated to pay continuing royalties to us pursuant to such agreement, based on a percentage of the total revenues from its units. During fiscal 2000 ECE did not open any units. From time to time ECE or its affiliates purchase merchandise from the Company. No such purchases were made in fiscal 2000. In April 2001, a Mexican corporation owned by a trust created for the benefit of the family of Robert Earl, the Company's Chairman and Chief Executive Officer, acquired approximately 44% of the issued and outstanding stock of ECE from various minority shareholders in a private transaction.

         The Company is party to master franchise agreements with Kingdom Planet Hollywood, Ltd., an affiliate of HRH Prince Alwaleed Bin Talal Abdulaziz Al Saud of Saudi Arabia. Kingdom Planet Hollywood beneficially owns more than 5% of the Company's common stock. Mr. Mustafa Al Hejailan, one of the Company's directors, is an Executive Director of Kingdom

Holding Company, an affiliate of Kingdom Planet Hollywood. Pursuant to the master agreements with Kingdom Planet Hollywood, they may develop numerous PLANET HOLLYWOOD and OFFICIAL ALL STAR CAFE units in a total of 23 countries throughout the Middle East and Europe. Kingdom Planet Hollywood is obligated to pay continuing royalties to the Company based on a percentage of the total revenues from its units. The Company has also in the past entered into joint arrangements with Kingdom Planet Hollywood relating to the operation of certain units, including the Rome, Italy PLANET HOLLYWOOD restaurant, where each party holds a 50% ownership interest. From time to time Kingdom Planet Hollywood or its affiliates purchase merchandise from the Company. No such purchases were made in fiscal 2000.

         In accordance with the terms of the Company's reorganization plan, the Company is party to a Note Purchase Agreement with Bay Harbour Management L.C. and certain other parties in connection with a $10 million standby term loan. Bay Harbour is the beneficial owner of more than 5% of the Company's common stock. Mr. Douglas Teitelbaum, one of the Company's directors, has been a managing principal of Bay Harbour since 1996. In partial consideration for making such loan commitment, the Company issued to Bay Harbour warrants to purchase 200,000 shares of the Company's current Class A common stock at an exercise price of $4.29 per share until January 9, 2003. Pursuant to the terms of the Note Purchase Agreement, until the maturity date of the standby term loan, Bay Harbour shall have the right to convert any outstanding amount of the loan into shares of the Company's Class A common stock, dollar for dollar, at $4.29 per share.

         In January 2001, the Company entered into a Modification Agreement modifying the terms of its $15.0 million credit facility with The CIT Group/Business Credit, Inc. and WLR Recovery Fund, L.P. Generally, the purpose of the Modification Agreement was to immediately reduce the commitment to $7.0 million and to provide for the creation of a secondary credit facility of up to $3.0 million by an investor group organized by the Company's Chairman and Chief Executive Officer. The creation of the secondary credit facility would serve to further reduce the original lending commitment under the credit facility to $3.8 million. The original credit facility lenders agreed to provide a borrowing base availability of approximately $7.0 million until March 28, 2001 and a reduced borrowing base availability of approximately $3.8 million of cash and letters of credit after March 28, 2001; provided that the Company secure a commitment letter by January 26, 2001 and the secondary credit facility was received by March 28, 2001. On January 26, 2001, the Company accepted a commitment letter for the provision of the $3.0 million secondary credit facility. On March 28, 2001, the Company entered into a Secondary Revolving Credit Facility with SouthTrust Bank relating to the new $3.0 million facility. The Holst Trust has guaranteed certain of the Company's obligations arising under the SouthTrust credit facility and Star East has also agreed to guarantee certain such obligations. Both the Holst Trust and Star East Holdings beneficially own more than 5% of the Company's common stock. See "STOCK OWNERSHIP - - Beneficial Ownership of Certain Stockholders, Directors and Executive Officers."

REPORT ON REPRICING OF OPTIONS/SARS

         At no time during fiscal 2000 did the Company adjust or amend the exercise price of stock options or SARs awarded to any of the Named Executive Officers or any other officers or employees.

         Furthermore, pursuant to the Company's plan of reorganization, effective May 9, 2000, all of the Company's securities outstanding prior to such date, including any stock options or SARs, were canceled. See "STOCK OWNERSHIP -
- Change In Control." Notwithstanding that fact, the following table sets forth information regarding all repricing of options and SARs through fiscal 1999 held by any then executive officer since the Company became a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act.

        ** NOTE that all of the stock options described below have been canceled in accordance with the Company's reorganization plan effective May 9, 2000.

--------------------------------- ------------ ---------------- -------------- ---------------- ---------- -------------------
                                                  NUMBER OF
                                                 SECURITIES     MARKET PRICE                                   LENGTH OF
                                                 UNDERLYING      OF STOCK AT   EXERCISE PRICE               ORIGINAL OPTION
                                                OPTIONS/SARS       TIME OF       AT TIME OF     NEW        TERM REMAINING AT
                                   REPRICING     REPRICED OR    REPRICING OR    REPRICING OR    EXERCISE   DATE OF REPRICING
NAME AND POSITION                    DATE        AMENDED (#)    AMENDMENT ($)   AMENDMENT ($)   PRICE ($)     OR AMENDMENT
--------------------------------- ------------ ---------------- -------------- ---------------- ---------- -------------------
Thomas Avallone,                     10/31/96           20,000          19.00            22.63      19.00           57 months
Executive Vice President and
Chief Financial Officer
--------------------------------- ------------ ---------------- -------------- ---------------- ---------- -------------------
Scott E. Johnson,                    10/31/96           20,000          19.00            22.63      19.00           57 months
Senior Vice President, General       12/14/98            5,333           2.50             7.88       2.50           21 months
Counsel and Secretary                12/14/98           21,000           2.50            21.63       2.50           36 months
                                     12/14/98           20,000           2.50            19.00       2.50           34 months
                                     12/14/98           70,000           2.50             7.50       2.50           50 months
--------------------------------- ------------ ---------------- -------------- ---------------- ---------- -------------------
William H. Baumhauer,                12/14/98          750,000           2.50             5.00       2.50           56 months
President and Chief Operating
Officer
--------------------------------- ------------ ---------------- -------------- ---------------- ---------- -------------------
John Caparella, Jr.,                 12/14/98           35,000           2.50             7.50       2.50           50 months
Vice President of Development
--------------------------------- ------------ ---------------- -------------- ---------------- ---------- -------------------
Jim Stanley,                         12/14/98           12,700           2.50             7.88       2.50           21 months
Senior Vice President of             12/14/98          120,000           2.50             7.50       2.50           50 months
Operations
--------------------------------- ------------ ---------------- -------------- ---------------- ---------- -------------------

INSIDER PARTICIPATION IN COMPENSATION DECISIONS AND BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Robert Earl, the Company's Chairman and Chief Executive Officer, is the sole member of the Company's Compensation Committee. The Compensation Committee held no meetings in fiscal 2000. The functions of the Compensation Committee include the review, evaluation and approval of the Company's compensation system for the highest ranking executive officers, including the Chairman of the Board, the Chief Executive Officer and the President. All other compensation decisions are proposed by the Company's human resources department and approved by the Chief Executive Officer.

         For purposes of making compensation determinations, the Compensation Committee uses broad-based industry surveys of what executives with comparable responsibilities are paid and evaluates individual performance. In addition, the committee considers the qualifications and experience of the persons concerned, the size and complexity of operations under that person's control, the Company's financial condition, the compensation paid to other persons employed by the Company and the compensation paid to persons having similar duties and responsibilities in comparable organizations or industries. The Company strives to provide a comprehensive executive compensation system that is competitive and performance-based in order to attract and retain superior executive talent.

         The Company's current compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other common employee benefits. Changes in compensation are based on an individual's performance, the Company's performance and the competitive marketplace. Base salaries are intended to signal the internal value of the position and to track with the external marketplace. Most executive officers serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the executive officer. The Compensation Committee endorses the position that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. To that end, the Company has adopted a Stock Award and Incentive Plan, whereby it may utilize stock options, restricted stock awards and certain other benefits to provide long-term compensation. Depending on an individual's and the Company's performance, stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer's responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for any particular year. During fiscal 2000, 2,425,000 stock options were granted to our executive officers. The purpose of restricted stock awards is to attract and retain executive officers whose actions will impact the Company's long-term operating results and to motivate such executives by providing them with an immediate ownership stake in the Company. Restricted stock awards generally have vesting requirements of three years. In addition to providing a direct relationship between stockholder value and the value of the benefit to the officer, restricted stock can be a powerful retention device as the shares are forfeitable by the executive until the vesting restrictions have been satisfied. During fiscal 2000, no restricted stock awards were granted to any of our executive officers.

         Specifically as to Robert Earl, the Company's Chairman of the Board and Chief Executive Officer, prior to the Company's reorganization in May 2000, Mr. Earl was entitled to a base salary of $600,000 for fiscal 2000 pursuant to his then current employment agreement with the Company. Mr. Earl waived certain compensation increases in both fiscal 1998 and fiscal 1999 due him pursuant to said employment agreement. Furthermore, no bonuses were paid, nor were any stock options or restricted stock awards granted to Mr. Earl during those periods based on the Company's performance and a determination by the Compensation Committee that the base compensation for Mr. Earl coupled with the number of shares of common stock then beneficially owned by him provided an adequate incentive to increase stockholder value. As part of the Company's reorganization, Mr. Earl's then current employment agreement was terminated and a new employment agreement and consulting agreement were entered with Mr. Earl and OCS Consultants, Inc., a company controlled by Mr. Earl. Pursuant to said new agreements, Mr. Earl received base compensation of $600,000 in fiscal 2000. See "EXECUTIVE COMPENSATION - - Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Mr. Earl's overall compensation reflects the extent of his policy and decision-making authority and his level of responsibility with respect to the strategic direction and financial and operational results of our company.

         The Compensation Committee intends to review the performance of certain executive officers during the current fiscal year, and to reward performance through cash bonuses or other incentive compensation at the committee's discretion. In that regard, the qualitative factors that the committee will use are the Company's performance, managerial vision, decision-making acumen, effectiveness, teamwork and the results obtained by senior management.

                                                     Compensation Committee:
                                                           ROBERT EARL, Chairman

STOCK PERFORMANCE GRAPH

         Pursuant to the Company's plan of reorganization, effective May 9, 2000, all of the Company's securities outstanding prior to such date were canceled. See "STOCK OWNERSHIP - - Change in Control." Beginning May 16, 2000, the Company's newly issued Class A common stock began trading on the Nasdaq over-the-counter bulletin board quotation system under the symbol "PHWD." The following line graph compares the total returns (assuming reinvestment of dividends) of the Company's new Class A Common Stock, the Nasdaq Composite Index, Standard & Poor's 500 Index, the Russell 2000 Index and the Russell 2000 Consumer Discretionary and Services Index for the period beginning May 16, 2000 and ending December 31, 2000 (the close of the Company's 2000 fiscal year). The graph assumes $100 invested on May 16, 2000 in the Company's Class A Common Stock (at the initial trading price of $2.19 per share) and each of the indices.

                                [GRAPH OMITTED]

---------------------------------------- ---------------- --------------- ------------ ------------- --------------------
                                             PLANET                                                     RUSSELL 2000
                                            HOLLYWOOD         NASDAQ      STANDARD &     RUSSELL          CONSUMER
                                         CLASS A COMMON     COMPOSITE     POOR'S 500       2000       DISCRETIONARY AND
                 DATE                         STOCK          INDEX(A)      INDEX (B)     INDEX(C)     SERVICES INDEX(D)
======================================== ================ =============== ============ ============= ====================
05/16/00                                       100             100            100          100               100
---------------------------------------- ---------------- --------------- ------------ ------------- --------------------
06/25/00 - END OF 2ND QUARTER                  149             103            98           101               93
---------------------------------------- ---------------- --------------- ------------ ------------- --------------------
09/24/00 - END OF 3RD QUARTER                  137             102            99           103               94
---------------------------------------- ---------------- --------------- ------------ ------------- --------------------
12/31/00 - END OF 4TH QUARTER                  77               66            90            96               91
---------------------------------------- ---------------- --------------- ------------ ------------- --------------------

(a) The Nasdaq Composite Index is a broad-based capitalization-weighted index of all Nasdaq stocks.
(b) The Standard & Poor's 500 Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. The index was developed with a base level of 10 for the 1941-43 base period.
(c) The Russell 2000 Index is comprised of the smallest 2000 companies in the Russell 3000 Index, Representing approximately 11% of the Russell 3000 total market capitalization.
(d) The Russell 2000 Consumer Discretionary and Services Index is a capitalization-weighted index of companies that manufacture products and provide discretionary services directly to consumers.

         Information for periods before May 16, 2000, has not been provided because, as a result of the Company's reorganization, the Company's capital structure and financial condition before the effective date of the reorganization was substantially different than after the effective date. The Company believes market price information prior to May 16, 2000, is not indicative of or comparable to the value of the Company's Class A common stock after the effective date of the reorganization and is not material to investors.

                                    AUDITORS

SELECTION

         The Audit Committee of the Board of Directors recommended and the Board has selected the firm of PricewaterhouseCoopers LLP to continue as the Company's independent public accountant for the current fiscal year . A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting to respond to questions and will be given the opportunity to make a statement should the representative desire to do so.

AUDIT FEES

         The aggregate fees, including expenses reimbursed, billed by PricewaterhouseCoopers LLP and its respective affiliates (collectively, "PWC") for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for 2000 and the reviews of the Company's quarterly financial statements during fiscal 2000 were $270,254.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The aggregate fees, including expenses reimbursed, billed by PWC for information technology services relating to financial information systems design and implementation rendered to the Company and its subsidiaries for fiscal 2000 were $0.

ALL OTHER FEES

         The aggregate fees, including expenses reimbursed, billed by PWC for services rendered to the Company and its subsidiaries, other than the services described above, for fiscal 2000 were $460,000.

         The Company's Audit Committee has considered whether the provision of the non-audit services provided by PWC to the Company is compatible with maintaining PWC's independence.

                                 OTHER BUSINESS

         Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

                                             By Order of the Board of Directors,


Orlando, Florida                             MARK S. HELM
April 27, 2001                               Secretary




                            PLEASE DATE AND SIGN THE
                        PROXY CARD AND RETURN IT PROMPTLY
                       USING THE ENCLOSED RETURN ENVELOPE

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

         The primary function of the Audit Committee of Planet Hollywood International, Inc. (the "Corporation") is to assist the Corporation's Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

                  - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

                  - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

                  - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

         The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

COMPOSITION

         The Audit Committee shall be comprised of a minimum of three (3) directors, each of whom shall be independent and financially literate (including the ability to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement) or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. Further, at least one member of the Audit Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance, accounting and financial management by participating in educational programs conducted by the Corporation, members of management, or outside consultants. Members of the Audit Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. The Corporation shall also follow the guidelines contained in the rules and regulations governing The Nasdaq Stock Market, Inc. (or any other or subsequent exchange or market, upon which the Corporation's securities are traded), which establish criteria for an independent audit committee.

         The members of the Audit Committee, and its Chair, shall be elected annually by the full Board of Directors of the Corporation, and shall serve until their successors are duly elected and qualified. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

MEETINGS

         The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at its discretion with the Chief Financial Officer (or any other applicable executive officer) and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

PRACTICES

         In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the corporate accounting and reporting practices, the system of internal controls, and any fiduciary activities conducted are in accordance with all requirements and are of the highest quality.

The Audit Committee shall:

         AUDIT ADMINISTRATION

         (1) Hold regular meetings as may be necessary, and special meetings as may be called by the Chair of the Audit Committee or at the request of the independent accountants.

         (2) On an annual basis, receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with all applicable guidelines and standards, discuss with the independent accountants the independent accountants' independence, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accountants.

         (3) Review and approve the range and cost of audit and non-audit services performed by the independent accountants.

         (4) Review the qualifications and evaluate the performance of the independent accountants and make recommendations to the Board of Directors regarding the selection, appointment or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

         (5) Confer with the independent accountants and the internal auditors concerning the scope of their examinations of the Corporation, and its subsidiaries, and review and approve the independent accountants' annual engagement letter.

         (6) Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

         (7) Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

         (8) Retain independent counsel, independent accountants, or others where appropriate, for any matters related to the discharge of the duties and responsibilities assigned to the Audit Committee.

         (9) Review and reassess the adequacy of the Audit Committee Charter annually, and recommend any proposed changes to the Board of Directors for approval.

         (10) Report through its Chair to the Board of Directors at the Board's next regularly scheduled meeting following the meeting of the Audit Committee matters reviewed by the Audit Committee.

         (11) Discuss with the independent accountants SAS 61 and SAS 90 matters.

         (12) Make a recommendation to the Board of Directors as to whether the financial statements should be included in the Corporation's Annual Report on Form 10-K.

         (13) Approve the report of Audit Committee to be included in the Corporation's Proxy Statement for its Annual Meeting of Shareholders.

         (14) Perform any other activities consistent with this Charter, the Corporation's By-Laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

SYSTEM OF INTERNAL CONTROL

         (1) Review and approve annual audit plans; direct the internal auditors and/or the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the performance of supplemental reviews or audits, as the Audit Committee may deem desirable.

         (2) Review and discuss with management the Corporation's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements. This review shall include the nature and extent of any significant changes in accounting principles, management's discussion and analysis and accounting estimates, and disagreements with management.

         (3) Review with financial management or the independent accountants the Corporation's quarterly financials.

         (4) Review the adequacy of the Corporation's systems of internal controls by obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and its subsidiaries and reviewing the correction of controls deemed to be deficient.

         (5) Meet at least annually with the Chief Financial Officer, and the independent accountants in separate executive sessions, in order to ensure that independent, direct communication between the Boards of Directors, Chief Financial Officer, and independent accountants is provided.

         (6) Oversee the Corporation's policies on business ethics and conduct.

         (7) Review activities, organizational structure, and qualifications of the internal audit department.

         (8)      Review regulatory examination findings.

                                      PROXY

                      PLANET HOLLYWOOD INTERNATIONAL, INC.

 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS,
                                  MAY 25, 2001

         The undersigned hereby appoints Robert I. Earl and Mark S. Helm and each of them, jointly and severally, with power of substitution, to vote on all matters which may properly come before the 2001 Annual Meeting of Stockholders of Planet Hollywood International, Inc., or any adjournment thereof.

ELECTION                   {  } FOR all nominees listed below           {  } WITHHOLD AUTHORITY
OF DIRECTORS.              (except as marked to the contrary            to vote for all nominees listed
                           below).                                      below.

         NOMINEES: THOMAS AVALLONE, ROBERT EARL AND CHRISTOPHER THOMAS

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE THE NOMINEE'S NAME IN THE LIST ABOVE.

{   }    If you plan to attend the Annual Meeting, please check here

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

____________________________________        Date: _______________

____________________________________        Date: _______________
Signatures of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                                    THANK YOU